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                                                               EXHIBIT (a)(1)(v)






                       SUBSTITUTE FORM W-9 WITH GUIDELINES








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
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SUBSTITUTE                     PART II -- Taxpayer Identification
FORM W-9                       Number -- For all accounts, enter       __________________________
                               Your TIN in the box at right. (For      Social Security No.
                               most individuals, this is your
DEPARTMENT OF THE TREASURY     social security number.) Certify        OR
INTERNAL REVENUE SERVICE       by signing and dating below.

PAYER'S REQUEST FOR TAXPAYER                                           ___________________________
IDENTIFICATION NUMBER (TIN)                                            Employer Identification No.

                                                                       (If awaiting a TIN write "Applied
                                                                        For" in the space above).
------------------------------------------------------------------------------------------------------------

PART II -- For payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

________________________________________________________________________________
CERTIFICATION -- Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATE INSTRUCTIONS -- You must cross out item (2) above, if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)
________________________________________________________________________________

SIGNATURE___________________________________ DATE ____________________, 20__

SIGNATURE___________________________________ DATE ____________________, 20__

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                              SUBSTITUTE FORM W-9


-    PURPOSE OF THE SUBSTITUTE FORM W-9

     Each tendering Limited Partner is required to provide to the Partnership its correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 which is provided below, and to certify whether the Limited Partner is subject to backup withholding of federal income tax. If the Partnership is not provided with the correct TIN, the Limited Partner may be subject to a $500 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, failure to provide the information on Substitute Form W-9 may subject the tendering Limited Partner to 31% federal income tax withholding on the payment of the purchase price of all Interests purchased by the Offerors from the Limited Partner pursuant to this Offer.

-    INSTRUCTIONS FOR FILLING OUT THE SUBSTITUTE FORM W-9

     Each tendering Limited Partner must fill out the Substitute Form W-9 below by: (1) inserting their TIN; (2) certifying whether the Limited Partner is subject to backup withholding of federal income tax; and (3) signing the form.

     If the tendering Limited Partner is an individual, the TIN is the Limited Partner's social security number.

     If the tendering Limited Partner has been notified by the IRS that the Limited Partner is subject to backup withholding, the Limited Partner must cross out item (2) of the "Certification" box of Substitute Form W-9, unless the Limited Partner has since been notified by the IRS that the Limited Partner is no longer subject to backup withholding. If backup withholding applies, the Partnership is required to withhold 31% of any payments made to the Limited Partner. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     If the tendering Limited Partner has not been issued a TIN and has applied for one or intends to apply for one in the near future, the Limited Partner should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Partnership is not provided with a TIN within 60 days, the Partnership will withhold 31% on all payments of the purchase price to the Limited Partner until a TIN is provided to the Partnership.

     Certain Limited Partners (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the individual must submit an Internal Revenue Form W-8, signed under penalties of perjury, attesting to such individual's exempt status. A Form W-8 may be obtained from NTS Investor Services c/o Gemisys at the address and telephone number provided in Section 15, "Address; Miscellaneous" of the Offer to Purchase.

     For complete instructions on how to fill out Substitute Form W-9, refer to the Guidelines enclosed.


                                                                          (OVER)



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------
                                      Give the SOCIAL
For this type of account:             SECURITY
                                      number of --
------------------------------------------------------------------
1. An individual's account            The individual

2. Two or more individuals            The actual owner of
   (joint account)                    the account or, if
                                      combined funds, the
                                      first individual on
                                      the account(l)

3. Husband and wife (joint account)   The actual owner of
                                      the account or, if
                                      joint funds, either
                                      person(1)

4. Custodian account of a minor       The minor(2)
   (Uniform Gift to Minors Act)

5  Adult and minor (joint account)    The adult or, if the
                                      minor is the only
                                      contributor, the
                                      minor(1)

6. Account in the name of guardian    The ward, minor, or
   or committee for a designated      incompetent person(3)
   ward, minor, or incompetent
   person

7. a. A revocable savings trust       The grantor-trustee(1)
      account (in which grantor is
      also trustee)

   b. Any "trust" account that is     The actual owner(1)
      not a legal or valid trust
      under State law
------------------------------------------------------------------




------------------------------------------------------------------
                                       Give the EMPLOYER
For this type of account:              IDENTIFICATION
                                       number of --
------------------------------------------------------------------
 8. Sole proprietorship account        The owner(4)

 9. A valid trust, estate, or          The legal entity (do
    pension trust                      not furnish the
                                       identifying number of
                                       the personal
                                       representative or
                                       trustee unless the
                                       legal entity itself
                                       is not designated in
                                       the account title)(5)

10. Corporate account                  The corporation

11. Religious, charitable, or          The organization
    educational organization
    account

12. Partnership account held in        The partnership
    the name of the business

13. Association, club, or other        The organization
    tax-exempt organization

14. A broker or registered nominee     The broker or nominee

15. Account with the Department of     The public entity
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments
------------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the wards, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2


OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

Payees specifically exempted from backup withholding on ALL payments include the following:*

        -  A corporation.
        -  A financial institution.
        - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under section 403(b)(7).
        -  The United States or any agency or instrumentality thereof.
        - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
        - A foreign government or a political subdivision, agency or instrumentality thereof.
        - An international organization or any agency or instrumentality thereof.
        - A registered dealer in securities or commodities registered in the United States or a possession of the United States.
        -  A real estate investment trust.
        -  A common trust fund operated by a bank under section 584(a).
        - An entity registered at all times during the tax year under the Investment Company Act of 1940.
        -  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

        - Payments to nonresident aliens subject to withholding under section 1441.
        - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
        - Payments of patronage dividends where the amount received is not paid in money.
        -  Payments made by certain foreign organizations.
        -  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

        -  Payments of interest on obligations issued by individuals. NOTE:
           You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
        - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
        -  Payments described in section 6049(b)(5) to non-resident aliens.
        -  Payments on tax-free covenant bonds under section 1451.
        -  Payments made by certain foreign organizations.
        -  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

           FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE